UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

The Meridian Resource Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 11, 2010
Dear Valued Shareholder:
This letter is in reference to your ownership of shares in Meridian Resources Corporation. It is very important that we speak to you immediately regarding your investment in the company, but we do not have contact information for you. This letter has been sent to you directly from the bank or broker where you hold your shares.
Please call us today at (877) 896-3198 toll-free or (201) 806-7375.
Please reference extension 6603
Please have the 12 digit control number printed on the enclosed voting instruction form with you when you call.
No additional personal information will be solicited when you call and this will only take a few moments. The company will maintain the confidentiality of your contact information and we will not share that information with others. This is also not an attempt to sell you any products or services.
Thank you in advance for your assistance.
Sincerely,
Lance Weaver
Director of Investor Relations
The Meridian Resource Corporation
If you have any questions regarding this letter, please feel free to contact me directly at lweaver@tmrx.com or 281-597-7125.
www.tmrx.com